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                                                                Exhibit 11(b)

                                 [LETTERHEAD]

                       CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated January 31, 1997 on the financial statements of the Ultra Short Term Income Fund, the Balanced Fund, the Growth and Income Fund, and the Equity Fund series of Eclipse Financial Asset Trust referred to therein, in Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional
Information under the caption "Counsel and Auditors."

                                               /s/ McGladrey & Pullen, LLP
                                               ---------------------------
                                               McGladrey & Pullen, LLP

New York, New York
April 29, 1997